UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2012

Xata Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

965 Prairie Center Drive Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 707-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of the Company was held on February 8, 2012. As of the record date, December 13, 2011, there were 10,681,573 shares of common stock and 16,468,141 shares of Series B, Series C, Series D, and Series F and Series G Preferred Stock of the Company. Each share of common stock and preferred stock was entitled to cast one vote on each proposal and applicable class vote presented at the meeting. The Series B and Series G Preferred stock voted separately, each as a class, with respect to the election of two of the nine nominees for election as directors.

1.	Nine directors (including Donald R. Dixon, who was elected by the holders of the Series B Preferred Stock, voting separately by ballot as a class, and Christopher P. Marshall, who was elected by the holders of the Series G Preferred Stock, voting separately by ballot as a class) were elected to serve for a one-year term expiring when their successors are duly elected and qualified as follows:

	For	Withheld
John J. Coughlan	20,721,318	365,749
Thomas G. Hudson	20,720,565	366,502
Roger W. Kleppe	20,708,403	378,664
Chad M. Lindbloom	20,720,754	366,313
Michael J. Paxton	20,781,891	305,176
Mark E. Claeys	20,783,891	303,176
Karen T. Van Lith	20,720,565	366,502

Donald R. Dixon	2,212,267	—
Christopher P. Marshall	10,066,663	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2012	XATA CORPORATION

	By:	/s/ Wesley Fredenburg
Wesley Fredenburg, General Counsel